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                                                                    EXHIBIT 23.3


                            DELOITTE TOUCHE TOHMATSU




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of El Sitio, Inc. on Form S-8 of our report dated November 5, 1999 (relating to the statements of net revenues and direct costs and expenses of MANDIC INTERNET LTDA's retail dial-up access business presented separately herein) appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte Touche Tohmatsu

DELOITTE TOUCHE TOHMATSU
Sao Paulo, Brazil
December 10, 1999